                                                                    EXHIBIT 99.4

                               SITE DEVELOPMENT
                               ----------------

                                      AND
                                      ---

                            BUILD TO SUIT AGREEMENT
                            -----------------------


          THIS SITE DEVELOPMENT AND BUILD-TO-SUIT AGREEMENT (the "Agreement"), is made and entered into as of this ____ day of November, _____ by and between Triton PCS Property Company, L.L.C. ("Client") and American Tower, L.P. ("American Tower"),


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Client desires American Tower to identify potential cell site locations within specified search areas to be acquired or leased and to be developed for use and occupancy by and in the lease to Client; and


          WHEREAS, Client also desires to engage American Tower as an independent contractor, upon the terms and conditions set forth herein, to provide, or cause the provision of, among other things, ongoing services related to each such selected cell site and American Tower desires to perform such services for Client.


          NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:


                                   ARTICLE 1
                                   ---------


                                  DEFINITIONS
                                  -----------


          1.01  DEFINITIONS.
                -----------

          (A) The following capitalized terms shall have the following respective meanings for purposes of this Agreement:

          "Acquisition" means the acquisition by American Tower in its name fee simple title to or a leasehold interest in each Site, or other acceptable use right, and the performance of all investigations, examinations, tests and inspections, and other due diligence activities incidental thereto.

          "Build-to-Suit Site" means a Site, its use rights, and the Tower and Improvements on it that are obtained and constructed by American Tower at American Tower's sole cost and expense and in its own name.

          "Business Day" means any day other than a Saturday, Sunday or holiday of the federal government of the United States of America.

          "Client's Improvements" means any equipment and other facilities to be provided by Client or American Tower and installed by American Tower on a Site, including up to nine (9) panel antennas, twelve (12) 2 1/4" coax cables, two
(2) 6 foot microwave dishes (if copper or fiber T1 service is not available for a reasonable cost as determined by Client), and a BTS or shelter pad.

          "Completion," "Complete" or "Completed" means or refers, with respect to a Site: (i) the receipt of all FAA and zoning approvals and other Permits in accordance with all Governmental Requirements, (ii) the Site is ready for the installation of Client's Improvements; (iii) receipt of a certificate of occupancy or any other final municipal approval from the applicable Governmental Authority; (iv) the issuance of a Completion Certificate if construction of a Tower and Improvements is required; and (v) if American Tower has been engaged to supervise and coordinate the their installation, the Client Improvements have been installed.

          "Completion Certificate" means the certificate of completion issued by American Tower and accepted by Client with respect to the construction of a Tower and Improvements on a Site stating that the Work is Completed.

          "Completion Date" means the date on which the Tower and Improvements are Completed, as required, with respect to a Site.

          "Day" means a calendar day unless specifically stated to be a Business Day.

          "Development of Site" means and includes with respect to each Site (i) the Acquisition of the Site, (ii) the performance of the Work and Services on the Site, as required, and (iii) the Completion of the Site.

          "Effective Date" means the date first above written, being the date on which the parties have executed and delivered this Agreement.

          "Excusable Delay" means a delay in the performance of the Work or Services caused by a Force Majeure event requiring an extension of the Site Schedule for any Site or the Project Completion Date.

          "Force Majeure" means those events constituting excuse from timely performance by American Tower of any duty or obligation required of it under this Agreement.

          "Governmental Authority" means any federal, state, county or municipal governmental authority, including all executive, legislative, judicial and administrative bodies thereof.

          "Governmental Requirements" means (i) all federal, state and local laws, ordinances, and regulations and all orders and decrees of all Governmental Authorities, which in any manner affect the Work and Services provided under this Agreement.

          "Ground Lease" means a ground lease of a Site entered into by American Tower or Client, as the case may be, substantially in the form agreed to by American Tower and Client.

          "Improvements" means, among other things, with respect to new construction on a Site: (i) an equipment pad or raised platform capable of accommodating exterior cabinets, electrical and other utilities service and access for the placement and servicing of Client's Improvements; (ii) a grounding ring; (iii) fencing; (iv) signage; (v) connections for utility service; and (vi) hardware constituting a tower platform to hold Client's Improvements, as more particularly described in the Specifications attached as Exhibit D.

          "Intended Use" has the meaning ascribed to such term in the Master Lease.

          "Master Lease" means the Master Lease between Client and American Tower relating to Client's use of Build-to-Suit Sites, in the form attached as Exhibit E.

          "Other Tenant" means any other Person entitled to use any Build-to-Suit Site under agreement between American Tower and the Other Tenant.

          "Permits" means any and all certificates, licenses, permits, authorizations, consents, special use permits and other approvals by the applicable Governmental Authorities having jurisdiction in such matters required to be obtained, issued, granted or received for the performance of the Work and Services, including, as required, the Completion of any Tower and Improvements.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, unincorporated business association or Governmental Authority.

          "Project" means American Tower's Acquisition of all the Sites and performance of the Work and Services to be performed on or with respect to all Sites as set forth in this Agreement.

          "Project Completion Date" means the date on which the last Site Completion Certificate is accepted by Client subject to extension as otherwise provided in this Agreement.

          "Project Schedule" means a timetable for the Project consisting of all material components and events for the Completion of the Project, and the time periods necessary for the various aspects of it, including revisions and adjustments permitted by the terms of this Agreement, as set forth in Exhibit C.

          "Services" means all services required to be performed or procured by American Tower pursuant to the terms and conditions of this Agreement, including, without limitation: (i) provision of cell site searching services in search areas designated by Client; (ii) Acquisition of the Sites; (iii) construction and installation of a Tower and Improvements on the Sites as required; and (iv) as applicable, American Tower's supervision and coordination of the installation of the Client Improvements, all as more particularly described in this Agreement.

          "Site" means any site that becomes part of the Project pursuant to Client's selection.

          "Site Lease" means the Site Lease between Client and American Tower relating to Client's use of a specific Build-to-Suit Site, in the form attached as an exhibit to the Master Lease.

          "Site Schedule" means a timetable prepared by American Tower and approved in writing by Client with respect to each Site which graphically describes the time periods and completion dates for each of the activities necessary to complete the Development of such Site, in the form of and consistent with Exhibit C.

          "Specifications" means the drawings and technical specifications and standards for the Towers and Improvements and other installations on Sites, as set forth in Exhibit D

          "Tower" means a radio tower structure constructed and installed by American Tower pursuant to this Agreement.

          "Work" means the American Tower's construction and installation of the Tower and Improvements on a Site in accordance with the Specifications, whether such Tower and Improvements are to be owned by Client or American Tower.

          (B) Any other capitalized terms used in this Agreement shall have the respective meanings given to them elsewhere in this Agreement.


                                   ARTICLE 2
                                   ---------


                              AGREEMENT DOCUMENTS
                              -------------------

          This Agreement shall consist of the following documents, as amended from time to time by the written agreement of the parties:


               (A)  this Agreement document;


               (B) the following Exhibits, which are incorporated herein by this reference:


                    Exhibit A  Scope of Work

                    Exhibit B  Payments

                    Exhibit C  Schedules & Personnel

                    Exhibit D  Specifications

                    Exhibit E  Master Lease



               (C)  such additional documents as are incorporated by reference.

                                   ARTICLE 3
                                   ---------


                       SCOPE OF WORK; PAYMENT; SCHEDULE;
                       ---------------------------------

                           NATURE OF THE ENGAGEMENT
                           ------------------------


          3.01  SCOPE OF WORK.  Client hereby engages American Tower to perform
                -------------
the Work and Services as set forth in Exhibit A, "Scope of Work". American Tower hereby accepts such engagement in accordance with the terms and conditions of this Agreement.

In addition to the scope of services defined in the Exhibits, American Tower is responsible for every item identified in the Responsibility Matrix (Exhibit C-6) as a American Tower responsibility. American Tower shall devote such time and resources as are necessary to ensure proper and expeditious completion of its duties hereunder and shall make available to Client the full range of its expertise and experience in constructing wireless systems, using the methods for wireless site development that will ensure speed of delivery and simplification of the required work.

The scope includes approximately 115 Build to Suit Sites and includes the Site Development work associated with these Build to Suit Sites. Any Sites that become collocations in accordance with Exhibit A-4, paragraph 2.1 will be removed from the scope of this Agreement and be completed under the separate Site Acquisition, Zoning and Construction Supervision Master Services Agreement, Amendment No. 1, dated September 30, 1998, between American Tower and Client.

          3.02  PAYMENTS.  American Tower's compensation for the Project or any
                --------
part thereof shall be as set forth in Exhibit B, "Payments".

          3.03  SCHEDULE.
                ---------

Within 21 days after execution of this Agreement, Client and American Tower shall agree upon the schedule for the completion of Services on a site-by-site basis which will replace Exhibit C to this Agreement. The schedule will contain milestone dates for completion by American Tower of the following milestones:
Site Selection, Site Acquisition, Site Zoning, Building Permit, Construction Start and Construction Complete. This Agreement shall terminate upon notice by either party to the other if the parties are unable, after good faith negotiations, to agree to a schedule within the allotted 21 days. Notwithstanding the foregoing, American Tower agrees to proceed working under this Agreement, including deploying necessary personnel, immediately after execution of this Agreement as set forth in Exhibits C-4 and C-5, provided, however, that Client shall reimburse American Tower for all reasonable costs incurred in so proceeding, should the Agreement be terminated on account of the parties' inability to agree on a schedule as provided above.

Following approval of the schedule by Client, American Tower shall thereafter, for the term of this Agreement, provide Client with not less than a written weekly report outlining the progress made to attain the previously-agreed to schedule, which reports must include the information required by Exhibit A-12.

Any proposed change in schedule which results in a time extension of one week or greater on an individual site basis shall be clearly noted and the reasons therefore shall be explained in writing. Client may, in its sole discretion, agree to a time extension from the detailed schedule originally provided. Notwithstanding the foregoing, American Tower shall be entitled to a reasonable time extension for any delay caused by Client, and delay caused by an event of Force Majeure shall be governed by Article 9 of the Agreement. American Tower shall attend all project meetings reasonably requested by Client. American Tower further agrees to the maximum average cycle times set forth in Exhibit C-2.

Within 5 days after execution of this agreement, American Tower will provide an Organization Chart and Staffing Plan that will replace Exhibit C-5. Within 10 days after execution of this agreement American Tower will provide a revised Exhibit C-4 indicating at minimum all Managers by name. Within 20 days of the execution of this agreement Exhibit C-4 will be revised by American Tower to indicate the names of all personnel set forth on Exhibit C-4.

The term of this Agreement shall commence on the Effective Date, and shall continue until (i) terminated as provided herein; or (ii) performance of the Agreement is extended as a result of an Excusable Delay.

          3.04  WITHDRAW OF SITES.  If American Tower has not completed Services
                -----------------
in accordance with the Schedule identified in Exhibit C or the Maximum Average Cycle Times identified in Exhibit C-2, with respect to a Site, then, in addition to any other remedy allowed under the Agreement, Client may withdraw that Site if American Tower fails to cure such default within fifteen (15) days of receipt of written notice thereof; provided, however, that if such failure shall necessitate longer to cure than fifteen (15) days, then such cure period shall be extended for such time as is reasonably necessary to cure such default (not to exceed sixty (60) days). American Tower will not be compensated for work performed prior to such withdrawal.

          3.05  RELATIONSHIP.  The parties agree to reasonably cooperate with
                ------------
each other in the performance of this Agreement. Client and American Tower, in the performance of this Agreement, will be acting in their individual capacities and not as employees, partners, joint venturers, agents or associates of one another. In the performance of this Agreement, American Tower is, and shall at all times during the term of this Agreement be, an independent contractor. Nothing contained in this Agreement creates the relationship of a joint venture, partnership, association or agency between the parties. No party shall have any authority to bind or otherwise obligate the other. Persons retained by either party as employees or agents shall not be deemed to be employees or agents of the other party.


          3.06  PROJECT PERSONNEL.
                -----------------

                (A) American Tower shall employ only competent and able personnel for the performance of American Tower's obligations under this Agreement, including, without limitation, contractors and subcontractors that are properly licensed and legally qualified to construct the

Towers and Improvements and complete the Work and Services on each Site, as required. American Tower shall, at all times during the term of this Agreement, keep a sufficient number of qualified personnel to the extent required to Complete the Project by the Project Completion Date pursuant to the Site Schedules and Project Schedule. American Tower shall have exclusive control of and direction over the Persons engaged in the performance of American Tower's obligations under this Agreement.

                (B) American Tower will be responsible to Client for the actions and conduct of all American Tower's employees, agents, consultants, advisors, contractors and subcontractors employed in the performance of this Agreement, including their compliance with Governmental Requirements.

                (C) Notwithstanding the foregoing, Client has the right at any time upon written notice to require the removal of any employee of American Tower or subcontractor utilized or supervised by American Tower for reasonable cause in Client's sole discretion. Resumes will be provided for review and approval prior to American Tower's employees starting work on this project. American Tower will not remove any personnel once assigned to the project and accepted by Client without prior written agreement with Client, except for personal and compassionate reasons upon mutual agreement by American Tower and Client. Further, personnel involved in site acquisition activities may be reassigned at American Tower's discretion and Client's consent, after five (5) or fewer site rings remain to be administered.

          3.07  QUALITY STANDARD.  American Tower agrees to perform its
                ----------------
obligations and furnish its Work and Services hereunder properly, diligently, and in good faith, in accordance with the standards of its industry, to Client's reasonable satisfaction and in accordance with all applicable Governmental Requirements. American Tower shall implement quality control procedures sufficient to ensure compliance with the Specifications and shall otherwise maintain quality standards for the Work and Services at least equal to the normal quality standards applied by American Tower prior to the date of this Agreement.

          3.08  EXPANSION IN SCOPE OF PROJECT.  The parties may agree to add
                -----------------------------
additional cell sites to this Agreement (the "Additional Sites"), within Georgia, North Carolina, and south Carolina, on the same terms and conditions as are applicable to the original Sites.

          Client may make changes at any time to the general scope of the Services contained herein only by means of a written order (a "Change Order") issued by American Tower and approved by Client. Any Change Order that exceeds the scope of Services and which requires additional services on the part of American Tower may result in an adjustment of the price to be paid to American Tower. American Tower shall, upon receipt of a written request for a Change Order from Client, provide Client with an estimate of additional charges required to complete the proposed Change Order. Prior to commencement of additional work, the proposed Change Order shall be approved in writing by a Client representative. Any charges for additional work commenced by American Tower without a written Change Order approved by a Client representative may be denied by Client, in full or in part, in its sole discretion.

          3.09  CONTRACT CLOSEOUT.  Prior to submitting a final invoice for
                -----------------
payment for any site, American Tower must provide to Client the documentation set forth in Exhibit A-14.


                                   ARTICLE 4
                                   ---------


                SITE IDENTIFICATION, SELECTION, AND ACQUISITION
                -----------------------------------------------


          4.01  PROPOSAL OF CELL SITES.  American Tower shall propose to Client
                ----------------------
up to three (3) viable cell site locations within each radio frequency search area set forth in Exhibit C, "Search Rings," in accordance with the Project Schedule. American Tower shall not propose any such potential cell site unless it reasonably believes that such site meets the requirements of this Agreement for a Site in all material respects. Not later than five (5) Business Days after receipt of any such proposal as to any potential cell site, Client shall notify American Tower as to which (if any) of such proposed cell sites is acceptable, whereupon such cell sites shall become Sites for all purposes of this Agreement. If no potential cell site is approved because the proposed site or sites fail to meet the requisite specifications, then American Tower shall provide a minimum of one additional viable candidate, or indicate in writing why such additional viable candidates are not available, and no adjustment shall be made to the Completion Date, unless such failure to meet the requisite specifications is for reasons beyond American Tower's control.


          4.02  BUILD-TO-SUIT DETERMINATION.  Where new construction of a Tower
                ---------------------------
and Improvements will be required for a Site selected by Client, the Site shall be a Build-to-Suit Site, provided however, that Sites that must be built with "stealth" Towers shall be Build-to-Suit Sites only upon the mutual agreement of the parties. If the Site is determined to be Build-to-Suit Site, American Tower shall lease an exclusive space on the Build-to-Suit Site (the Premises) to Client, and Client shall accept and rent such Premises from American Tower, all pursuant to and in accordance with the terms and conditions set forth in this Agreement, the Master Lease and a Site Lease for such Site. American Tower shall have the right to lease any Build-to-Suit Site to Other Tenants, on any terms and conditions acceptable to American Tower, so long as such Other Tenants do not materially interfere with Client's Intended Use.

          4.03  ACQUISITION; ZONING AND LAND USE APPROVAL SERVICES.
                --------------------------------------------------

                (A) Once Client has selected a Site, American Tower shall acquire fee simple title to or a leasehold interest in the Site, or other acceptable use right in American Tower's name for a Build-to-Suit Site, to allow Development of the Site.

                (B) American Tower shall: (i) compile and review all existing relevant data with respect to each Site from a seller or lessor of such Site and any and all Governmental Authorities having jurisdiction thereof, and any other Persons who may have relevant information necessary to develop each Site; (ii) cause to be performed any and all reasonable and customary analyses, examinations, investigations, tests and inspections of each Site, including, but not limited to, environmental studies, surveys, geotechnical studies, soil borings and the like and cause to be accurately completed and returned to Client with respect to each Site, the Closeout Documentation consistent with the form attached hereto as Exhibit A-14; (iii) make, or cause to be made, inquiries of all Governmental Authorities and Persons who will furnish electric power, telephone service or any other utility to each Site as to any matters which may affect or be necessary to the Development of each Site;
(iv) determine all Governmental Requirements necessary for the Development of each Site, including, but not limited to, zoning laws or regulations. American Tower shall perform or supervise the activities described in items (i) through
(iv) above, and, upon Client's request, shall deliver to Client copies of all written reports, memoranda or material correspondence prepared by or for American Tower with respect to the foregoing.


          4.04  GOVERNMENTAL APPROVALS AND PERMITS.
                ----------------------------------

                (A) American Tower shall obtain, or caused to be obtained, the consent or approval of all Governmental Authorities, and all Permits necessary for, the Development of each Site and the Project.

                (B) Except where prohibited by applicable laws, American Tower shall be the applicant for any and all necessary Permits. American Tower shall coordinate and manage all professional and technical services required in connection with the preparation and filing of applications for and obtaining all Permits. American Tower shall be responsible for diligently preparing and filing all applications for, and pursuing and obtaining, the Permits. Client shall provide reasonable assistance to American Tower in securing the Permits.


                                   ARTICLE 5
                                   ---------


                                 CONSTRUCTION
                                 ------------

          5.01  GENERAL. American Tower shall cause the Towers and the
                -------
Improvements to be constructed and installed diligently and in a timely fashion, in a good and workmanlike manner, in accordance with the Specifications and all applicable laws, and in accordance with the terms and conditions of this Agreement, and in particular this Article.

          5.02  PROGRESS AND INFORMATION.
                ------------------------

                (A) The parties shall hold progress meetings, and American Tower shall submit progress reports to Client on a weekly, bi-weekly or monthly basis as may be agreed between parties. Progress reports will show for each Site, at a minimum, and not by way of limitation, all dates and schedules referred to in the applicable Site Schedule, any anticipated delays, other relevant information, and the corresponding activity period. In addition, Client may request and American Tower shall facilitate progress meetings with American Tower's key managers and subcontractors, including the establishment of oversight committees to monitor specific work in progress on Sites at times and locations agreed upon by Client and American Tower in writing no less than seven days prior to such meetings. Progress reports shall be for planning purposes and monitoring compliance with this Agreement.

                (B) Should any information or approval be required from Client as Work progresses, American Tower shall request such information or approval in writing. Client shall respond in writing to such requests no later than five (5) days following receipt of the request.

          5.03  PERFORMANCE OF THE WORK.  American Tower shall have the
                -----------------------
responsibility and obligation to perform the Work in accordance with the Specifications. American Tower shall provide a management team or a representative on each Site to provide supervision and administration of the Completion of the Work for each such Site. American Tower shall establish and implement coordination and communication procedures between American Tower and Client including procedures for reviewing and processing requests for clarifications and interpretations of the Specifications. American Tower shall receive operation and maintenance manuals, warranties and guarantees for materials and equipment used in the Completion of the Project and shall deliver this information to Client upon Completion of the Project.


          5.04  SCHEDULE ADJUSTMENTS.
                --------------------

                (A) Upon the occurrence of an event of Force Majeure, the Site Schedule for any affected Site and, as necessary, the Project Schedule, shall be adjusted to reflect all additional time which will be required as a result of such event for the performance of any of the duties or obligations of American Tower under this Agreement, which adjustment shall be subject to the written agreement of Client and American Tower, as provided in SECTION 5.04(B).

                (B) Within five (5) Business Days after the receipt of any request from American Tower for a change to any Site Schedule or the Project Schedule, Client shall notify American Tower in writing of its approval or disapproval of such proposed change. If the parties do not agree on the appropriate change to any Site Schedule or the Project Schedule, the disagreement shall be resolved as a dispute under this Agreement.

          5.05  CLIENT APPROVAL.  Client will have the right to approve or
                ---------------
reject the quality of all materials, equipment and systems to be used in the Completion of the Towers and Improvements, provided that Client's rejection of materials, equipment, or systems that satisfy the requirements of the Specifications shall result in an appropriate adjustment in the schedule and Client shall compensate American Tower for any increased costs of providing other materials, equipment, or systems.

          5.06  COMPLIANCE WITH REQUIREMENTS, LICENSES, BONDS.  American Tower
                ---------------------------------------------
shall comply with all Governmental Requirements, including environmental, health and safety requirements imposed by Governmental Authorities, as of the Effective Date, as they relate to the Work and Services. American Tower shall, at its own cost and expense, procure and maintain all licenses required by local, state or federal regulatory agencies and authorities with respect to the construction. American Tower shall obtain, or cause to be obtained, all required bonds necessary or advisable for the commencement of construction and Completion of the Work with respect to each Site.

          5.07  SPECIFICATION CHANGES.  If Client requests changes to any
                ---------------------
Specifications, American Tower shall promptly make such changes to the Specifications, and the Site Schedule for any affected Site or the Project Schedule shall be adjusted as may be necessary or required. In addition, Client shall compensate American Tower for any increased costs attributable to such change in any Specifications.


          5.08  ENVIRONMENTAL CONDITIONS.  Within five (5) Business Days after
                ------------------------
discovery of any environmental condition on any Site not disclosed by, or in excess of the conditions disclosed by, the required environmental assessment, American Tower shall advise Client in writing of the condition and its effect upon the Site Schedule and the Project Schedule.. Client, at Client's sole discretion, upon review of the appropriate site data, may terminate the lease on such Site.

          5.09  WARRANTY.  American Tower warrants and guarantees that the Tower
                --------
and Improvements on each Site and all workmanship and materials incorporated therein will be constructed in accordance with the Specifications and will be free from defects in workmanship and materials for a period commencing on the Completion Date for such Site and ending one year thereafter (the "Warranty Period"). If any defect or deviation should exist, develop, be discovered or appear within the Warranty Period, American Tower, at its sole cost and expense, immediately upon demand, shall fully and completely repair, correct and eliminate such defect or deviation. The expiration of the Warranty Period shall not affect American Tower's obligations in the Master Lease or any Site Lease with respect to maintenance or otherwise. THE FOREGOING WARRANTIES AND GUARANTEES ARE EXCLUSIVE, AND EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY STATUTORY OR COMMON LAW WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          5.10  ACCESS AND INSPECTION.
                ---------------------

                (A) The construction shall be performed in such a manner as will permit Client to inspect each Site during all working hours, and will have the right to observe the Work performed; provided, however, that Client shall not
                                     --------  -------
delay, hinder or interfere with the performance of the Work. If Client notifies American Tower of any observed defects or nonconformities with the Specifications, American Tower shall promptly correct any defect or nonconformity in such time and manner as will permit Completion of each Site or Sites in accordance with the Site Schedule and the Project Schedule. The failure of Client to inspect any Site or Sites, however, will not in any way limit, waive, or otherwise affect the rights of Client with respect to any of American Tower's warranties or obligations under this Agreement.

                (B) Should Client consider it necessary or advisable at any time before Completion to examine Work already completed, American Tower shall, on request of Client, promptly furnish all necessary facilities, labor, and material for that purpose. If such Work is found to be defective in any material respect, American Tower shall pay all expenses of such examination.
If, however, such Work is not found to be defective in any material respect, Client shall pay all expenses of such examination and restoration of the Work. The Site Schedule, and, as necessary, the Project Schedule, shall be equitably adjusted.

          5.11  COMPLETION.  Promptly following the Completion of the Work at
                ----------
any Site, American Tower shall notify Client in writing of its good faith belief that such Site is Completed. The parties shall execute a Completion Certificate with respect to such Site within five (5) Business Days after Client receives such notification.

          5.12  CONDEMNATION; APPLICATION OF COMPENSATION.  In the event that
                -----------------------------------------
all or any part of a Build-to-Suit Site is damaged or taken by the exercise of the power of eminent domain at any time prior to the Completion Date, the compensation awarded to and received by American Tower shall be applied to restoration, reconstruction and repair of the Build-to-Suit Site, provided, that
                                                                  --------
the Build-to-Suit Site can (i) be restored, reconstructed or repaired, and (ii) be commercially feasible for its Intended Use as contemplated by this Agreement after the taking. The parties agree to adjust the Site Schedule in order to extend the timetable for the Completion of Work with respect to the taken Build-to-Suit Site, and, as necessary, the Project Schedule.


                                   ARTICLE 6
                                   ---------


                                   INSURANCE
                                   ---------

          6.01  AMERICAN TOWER'S INSURANCE REQUIREMENTS. Throughout the term of
                ---------------------------------------
this Agreement, American Tower shall carry and maintain in force the following insurance:

                (A) Commercial General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction, blanket contractual liability coverage, products liability coverage, and explosion, collapse and underground hazards coverage) covering claims for personal injury, bodily injury and property damage, with a limit of not less than $5,000,000 in the event of personal injury or bodily injury to any number of persons or of damage to property arising out of any one occurrence, and not less than $5,000,000 in the aggregate applicable to this Project. Such insurance may be furnished under a primary policy or an "umbrella" policy or policies, and shall name Client as an additional insured.

                (B) Worker's compensation insurance covering all employees of American Tower employed in, on or about the Project to provide statutory benefits as required by the applicable laws and otherwise in compliance with the requirements applicable to such insurance.

                (C) Comprehensive automobile liability insurance with limits of not less than $3,000,000 per occurrence and in the aggregate for bodily injury, including death and property damage and otherwise in compliance with the requirements applicable to such insurance.

                (D) Builder's all risk insurance with limits of not less than $3,000,000.

          6.02  CLIENT'S INSURANCE REQUIREMENTS. Throughout the term of this
                -------------------------------
Agreement, Client shall carry and maintain in force the following insurance:

                (A) Commercial General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction, blanket contractual liability coverage, products liability coverage, and explosion, collapse and underground hazards coverage) covering claims for personal injury, bodily injury and property damage, with a limit of not less than $5,000,000 in the event of personal injury or bodily injury to any number of persons or of damage to property arising out of any one occurrence, and not less than $5,000,000 in the aggregate applicable to this Project. Such insurance may be furnished under a primary policy or an "umbrella" policy or policies, and shall name American Tower as an additional insured.

                (B) Worker's compensation insurance covering all employees of client employed in, on or about the Project to provide statutory benefits as required by the applicable laws and otherwise in compliance with the requirements applicable to such insurance.

                (C) Comprehensive automobile liability insurance with limits of not less than $3,000,000 per occurrence and in the aggregate for bodily injury, including death and property damage and otherwise in compliance with the requirements applicable to such insurance.

          6.03  EVIDENCE OF INSURANCE.  American Tower and Client shall furnish
                ---------------------
each other with appropriate certificates evidencing the insurance each is required to maintain under the Agreement. No insurance limits will be reduced or eliminated without 30 days prior written notice to Client.

                                   ARTICLE 7
                                   ---------


                             LIABILITY; INDEMNITY
                             --------------------

          7.01  INDEMNITY.
                ---------

                (A)  AMERICAN TOWER'S OBLIGATION. American Tower shall, and
                     ---------------------------
American Tower does hereby agree to, indemnify and hold harmless each Client Indemnitee [WHERE IS THIS DEFINED?] from and against any loss, damage, liability, cost, expense, action or claim, including reasonable attorneys' fees and amounts paid in settlement ("CLAIMS"), by reason of or arising out of: (a) personal injury, death, and damage to tangible property resulting from (i) the intentional or negligent acts or omissions of American Tower's directors, officers, employees, agents, consultants, contractors or subcontractors in connection with the Completion of the Project and performance of this Agreement, or (ii) any design or manufacturing defect in any Tower or Improvements, whether manufactured by American Tower hereunder or otherwise; (b) American Tower's breach of its obligations under this Agreement, including without limitation in respect of any Services; (d) American Tower's breach of any representation or warranty made by it in this Agreement; or (e) failure of American Tower to comply with any obligation under this Agreement as to Governmental Requirements.

                (B)  CLIENT'S OBLIGATION. Client shall, and Client does hereby
                     -------------------
agree to, indemnify and hold harmless American Tower from and against any loss, damage, liability, cost, expense, action or claim, including reasonable attorneys' fees and amounts paid in settlement ("CLAIMS"), by reason of or arising out of: (a) personal injury, death, and damage to tangible property resulting from the intentional or negligent acts or omissions of Client's directors, officers, employees, agents, consultants, contractors or subcontractors in connection with the Completion of the Project and performance of this Agreement; (b) Client's breach of its obligations under this Agreement; and (c) Client's breach of any representation or warranty made by it in this Agreement.

          7.02  NO THIRD-PARTY BENEFICIARIES.  None of the duties and
                ----------------------------
obligations of American Tower under this Agreement shall in any way or in any manner be deemed to create any liability of American Tower to, or any rights in, any person or entity other than the Client Indemnities.

          7.03  LIMITATION OF LIABILITY.  Neither party shall be liable to the
                -----------------------
other for indirect, incidental, special or consequential damages, including but not limited to lost profits, however arising, even if a party has been advised of the possibility of such damages.

                                   ARTICLE 8
                                   ---------


                             DEFAULT; TERMINATION
                             --------------------


     8.01  DEFAULT.
           -------


           (A) Either party shall be in default under this Agreement if the party fails to perform any material duty or obligations under this Agreement and does not cure or remedy such failure to perform within fifteen (15) days after receipt of written notice with respect thereto; provided, however, that, if such
                                                --------  -------
failure to perform shall necessitate longer to cure than fifteen (15) days, then such cure period shall be extended for such time as is reasonably necessary to cure such failure to perform (not to exceed 60 days), but only so long as such efforts to cure are commenced within fifteen (15) days after receipt of written notice from the other party and thereafter proceed diligently and in good faith. In no event shall the time within which a party may cure a default in the payment of money be extended beyond the initial fifteen (15) day period in this Section.

           (B) Upon the occurrence of a default the nondefaulting party may pursue any and all remedies available under applicable law and any one or more of the following remedies, separately or concurrently or in any combination, without further notice or demand whatsoever:


                (I) Termination of this Agreement by giving the defaulting party written notice of such termination, in which event this Agreement shall be terminated at the time designated in the notice.

                (II) The nondefaulting party will have the right to recover from the defaulting party all costs and expenses incurred by the nondefaulting party in enforcing its rights and remedies hereunder, including reasonable attorneys' fees and expenses.

           (C) The termination of this Agreement by reason of a party's default shall not relieve the defaulting party of any of its duties and obligations accrued under this Agreement prior to the effective date of such termination.

           (D) Client may terminate this Agreement and any or all Site Leases executed in connection herewith upon executing an agreement with American Tower to sell any communications tower owned by Client. Such termination upon sale shall not apply to Sites permitted and currently under construction. Client and American Tower agree to include in any purchase agreement terms and conditions to address the disposition of this Site Development and Build to Suite Agreement.


     8.02  TERMINATION OF BUILD-TO-SUIT SITE.
           ---------------------------------


           (A) Should Client terminate a Build-to-Suit Site for any reason then American Tower shall promptly:

                (I) Upon request by Client, deliver to Client or such other person as Client may designate all materials, supplies, equipment, keys, contracts and documents, all books of account and records maintained pursuant to this Agreement pertaining to the Build-to-Suit Site.

                (II) Upon Client's request, assign all existing contracts relating to the Build-to-Suit Site to Client or such other person or entity as Client shall designate.

                (III) Furnish all such information, take all such other action, and cooperate with Client as Client shall reasonably require in order to effectuate an orderly and systematic termination of Development of the Build-to-Suit Site and American Tower's other, duties, obligations and activities related to it.

          (B) WITHDRAWN SITES/TERMINATED WORK. If Client withdraws a site or terminates American Tower's work on a site for reasons other than American Tower's breach under its obligations under this Agreement, Client shall pay American Tower compensation for all completed milestones at the time of such withdrawal or termination, to the extent not previously paid. Client shall also pay American Tower the lesser of (i) American Tower's time (calculated at the rates set forth in Exhibit B, Section 3) and expenses incurred in pursuing that milestone, or (ii) fifty percent (50%) of the applicable Milestone Rate listed in Exhibit B.

                                   ARTICLE 9
                                   ---------


                                 FORCE MAJEURE
                                 -------------


          9.01  FORCE MAJEURE.  An event of "FORCE MAJEURE" shall mean the
                -------------
following events or circumstances, to the extent that they delay the Completion of any Site or the performance by American Tower of its other duties and obligations under this Agreement:


                (A) any orders, decisions, or decrees of any Governmental Authorities which in any manner affect the Work and Services provided under this Agreement, including, but not limited to, zoning matters, extended site studies, or construction moratoria, and condemnation or other exercise of the power of eminent domain. Notwithstanding the foregoing, this paragraph qualifies as an event of Force Majeure only if such Site achieved each milestone identified in Exhibit C by the date committed prior to such order or decree;

                (B) changes in any federal, state and local laws, ordinances, and regulations effective after the Effective Date which in any manner affect the Work and Services provided under this Agreement Notwithstanding the foregoing, this paragraph qualifies as an event of Force Majeure only if such Site achieved each milestone identified in Exhibit C by the date committed prior to such order or decree;

                (C) acts of God, including, with out limitation, tornadoes, hurricanes, floods, sinkholes, landslides, earthquakes, epidemics, quarantine and pestilence;

                (D) fire and other casualties, such as explosions and accidents; and

                (E) acts of a public enemy, acts of war, terrorism, effects of nuclear radiation, blockades, insurrections, riots, civil disturbances, the combined action of workers, failure of transportation, national or international calamities, and other acts and circumstances beyond a party's reasonable control.

          9.02  EFFECT OF FORCE MAJEURE.  American Tower shall be entitled to an
                -----------------------
adjustment of the Site Schedule, and, as necessary, the Project Schedule, for Force Majeure but only for the number of days due to such causes and only to the extent that such occurrences actually delay the Completion of such Site or the Project. The extent of any such adjustment is subject to the agreement of the parties and the prior written approval of Client, not to be unreasonably withheld or delayed. Failure of the parties to agree on the appropriate adjustment in a Site Schedule or the Project Schedule shall be treated as a dispute under this Agreement (as it applies to Force Majeure).


                                  ARTICLE 10
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     10.01  NOTICES.  Whenever any notice, demand, request, advice or other
            -------
communication is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next Business Day delivery to the addresses set forth below or to such other addresses as are specified by written notice given in accordance herewith:

            CLIENT:           Triton PCS Property Company, L.L.C.
            ------

                              375 Technology Drive
                              Malvern, PA 19355
                              Attention: Clyde Smith, CTO and Executive
                                         Vice-President
                              Telecopier No.:  610-993-2683

            with a copy to:

                              Triton PCS Operating Company L.L.C.
                              4055 Faber Place, Suite 101
                              Charleston, SC 29405
                              Attention:  Mike Mears
                              Telephone No.:  843-740-3510

            AMERICAN TOWER:   American Tower L.P.
            ---------------

                              1760 The Exchange N.W. Suite 200
                              Atlanta, GA 30339
                              Attention: Sue B. Chapman
                              Telephone No.:  770-308-2002


     10.02  ASSIGNMENT; BINDING EFFECT. This Agreement may not be sold, assigned
            --------------------------
or transferred, in whole or in part, by either party without prior approval or consent of the other (such approval and consent not to be unreasonably withheld, conditioned, or delayed); provided, however, that, notwithstanding anything to the contrary contained herein, either party may sell, assign or transfer this Agreement or any Site Lease without the written approval or consent of the other to (i) any affiliate of a party or (ii) any person or entity that acquires, through merger, purchase or otherwise, all or substantially all of the assets of the party. Additionally, Client may, upon notice to American Tower, mortgage or grant a security interest in this Agreement and Client's improvements, and may assign this Agreement and such improvements to any such mortgagees or holders of security interests including their successors or assigns (hereinafter collectively referred to as "Mortgagees"). In such event, American Tower shall execute such consent to leasehold financing as may reasonably be required by Mortgagees. American Tower agrees to notify Client and Client's Mortgagees simultaneously of any default by Client and to give Mortgagees the same right to cure any defaults as Client except that the cure period for any Mortgagee shall not be less than ten (10) days after receipt of the default notice

     10.03  HEADINGS.  The use of headings, captions and numbers in this
            --------
Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.

     10.04  PUBLICITY.  Neither party will advertise or publish any information
            ---------
related to this Agreement without the prior written approval of the other party.

     10.05  SEVERABILITY.  If any term, covenant, condition or provision of this
            ------------
Agreement, or the application thereof to any person or circumstance, shall be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

     10.06  WAIVER. Failure by either party to complain of any action, non-
            ------
action or default of the other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by either party of any right arising from any default of the other party shall not constitute a waiver of any other right arising from a subsequent default of the same obligation or for any other default, past, present or future.

     10.07  RIGHTS CUMULATIVE.  All rights, remedies, powers and privileges
            -----------------
conferred under this Agreement on the parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law or equity.

     10.08  TIME OF ESSENCE; PROMPT RESPONSES.  Time is of the essence of this
            ---------------------------------
Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. The parties recognize and agree that the time limits and time periods provided herein are of the essence of this Agreement. The parties mutually agree to exercise their mutual and separate good faith, reasonable efforts to consider and respond promptly and as expeditiously as is reasonably possible notwithstanding any time period provided in this Agreement.

     10.09  APPLICABLE LAW.  This Agreement shall be governed by, construed
            --------------
under and interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws provisions.

     10.10  DISPUTE RESOLUTION PROCEDURES.
            -----------------------------


            (A)  NEGOTIATION AND MEDIATION:
                 -------------------------

               (I) Either party to the Agreement may from time to time call a special meeting for the resolution of a dispute or disputes that would have a material impact on the cost or progress of the Project. Such meeting shall be held at a mutually agreeable location within five (5) Business Days of a written request, which request shall specify in reasonable detail the nature of the dispute to be resolved at the meeting. The meeting shall be attended by representatives of the parties to the Agreement and any other party affected in any material respect by the resolution of the disputes. Such representatives shall have authority to settle the dispute and shall attempt in good faith to resolve the dispute.

               (II) If the dispute has not been resolved within five (5) days after the special meeting has been held, a mediator, mutually acceptable to the parties, shall be appointed. The cost of the mediator shall be shared by the parties. The mediator shall be given written statement(s) of the parties and may review the site and any relevant documents. The mediator shall call a meeting of the parties affected by such dispute within ten (10) Business Days after the mediator's appointment, which meeting shall be attended by representatives of the parties with authority to settle the dispute. During the ten-day (10-day) period, the mediator may meet with the affected parties separately.

               (III) No minutes shall be kept and the comments and/or findings of the mediator, together with any written statements prepared, shall be non-binding, confidential, and without prejudice to the rights and remedies of any party. The entire mediation process shall be completed within twenty (20) Business Days of the date upon which the special meeting referred to above is held, unless the parties agree otherwise in writing. If the dispute is settled through the mediation process, it will be implemented by written agreement signed by all affected parties. The cost of mediation shall be borne equally by the parties.

       (B)  ARBITRATION:
            -----------


               (I) As a condition precedent to arbitration, the parties shall endeavor to resolve their disputes using business-like negotiation and mediation, as provided for above. Any claim, dispute, or controversy arising out of or relating to the Agreement not so resolved shall be decided by arbitration in accordance with the Commercial Rules of the American Arbitration Association. The locale for such arbitration shall be the City of Philadelphia, Commonwealth of Pennsylvania, and the demand for arbitration must be filed with, and the arbitration administered by, the Atlanta Tribunal of the American Arbitration Association. The foregoing agreement to arbitrate shall be specifically enforceable in any court of competent jurisdiction. Upon its request, a party shall be entitled to consolidation or joinder of any arbitration related arbitrations involving other parties. The award rendered by the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court of competent jurisdiction.

               (II) Any demand for arbitration hereunder must be filed within a reasonable time of the occurrence of the facts giving rise to the dispute. In no event shall any demand for arbitration be filed after the running of any applicable statutes of limitation.

               (III) The parties shall promptly proceed with performance of their respective obligations under the Agreement pending resolution of any claim or dispute, and failure to do so is a material breach of the Agreement.

     10.11  ENTIRE AGREEMENT.  This Agreement contains the entire agreement of
            ----------------
Client and American Tower with respect to the engagement of American Tower relating to the Project, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Agreement shall be of no force or effect.

     10.12  MODIFICATIONS.  This Agreement shall not be modified or amended in
            -------------
any respect except by a written agreement executed by both parties.

     10.13  COUNTERPARTS.  This Agreement may be executed in several
            ------------
counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

     10.14  NO BROKERS.  Client and American Tower hereby represent, agree and
            ----------
acknowledge that no real estate broker or other person is entitled to claim or to be paid a commission as a result of the execution and delivery of this Agreement, including any of the Exhibits, or any proposed improvement, use, disposition or lease of any or all of the Site.

     10.15  REPRESENTATIONS.   Each party represents and warrants to the other
            ---------------
that it has the full and complete right, power, authority, and financial ability to enter into this Agreement and to perform its duties and obligations under this Agreement.

     IN WITNESS WHEREOF, Client and American Tower have caused their respective duly authorized representatives to execute, seal and deliver this Agreement, all as of the day and year first above written.


                                     CLIENT: TRITON PCS OPERATING COMPANY L.L.C.
                                     BY:  TRITON MANAGEMENT COMPANY, INC.,
                                          ITS MANAGER



                                     By:_______________________________
_______________________________         Name:Clyde Smith
Witness                                 Title:CTO and Executive Vice-President

_______________________________      Attest:____________________________________
Witness                                     Name:_______________________________
                                            Title:______________________________

                                                  (CORPORATE SEAL)


                                     AMERICAN TOWER:


                                     By:_______________________________
                                        Name:  Jeffrey A. Ebihara
                                        Title:Vice-President/Regional Manager
_______________________________
Witness                              Attest:____________________________________
                                            Name:_______________________________
_______________________________             Title:_____________________________
Witness
                                                  (CORPORATE SEAL)

                                   EXHIBIT A

                                 SCOPE OF WORK

SERVICES: To enable Client to develop, deploy and deliver its PCS network, American Tower has been engaged to perform the various services as more specifically described in the Exhibits to this Exhibit A ("Services").


     Work Item                         Exhibit         Milestone
     ---------                         -------         ---------
     Pre-Zoning                         A-1            Site Selection
     Pre-Design                         A-2            Site Selection
     Site Selection                     A-3            Site Selection
     Site Acquisition                   A-4            Site Acquisition
     Site Survey                        A-5            Site Acquisition
     Environmental Trans. Screen/NEPA   A-6            Site Acquisition
     Geotechnical Report                A-7            Site Acquisition
     FAA Survey                         A-8            Site Acquisition
     Zoning                             A-9            Site Zoning
     Building Permit                    A-10           Site Zoning
     Construction Management            A-11           Site Construction
     Project Reporting                  A-12           Site Construction
     Project Management                 A-13           Site Construction
     Closeout                           A-14           Site Closeout

DEFINITIONS:   For purposes of this Agreement, the following words will have the following meanings:

"Deliverables" means any items or work product arising from the performance of American Tower's Services under this Agreement and delivered to Client, including letters of intent, leases, purchase agreements, zoning approvals, building permits, soil, environmental, title and site reports and studies, drawings, status reports and similar data, as are to be provided by American Tower under this Agreement.

"PCS" Equipment means Client's towers, antennas and related equipment necessary to deploy and deliver PCS from Sites in the Trading Areas covered by this Agreement.

"RF" means Wireless Facilities, Inc. or other radio frequency engineering resource selected by Client.

"Site Selection Milestone" means completing to the satisfaction of the Client the Pre-Zoning, Pre-Design and Site Selection Services described in Exhibits A-1 through A-3.

"Site Acquisition Milestone" means completing to the satisfaction of Client all Site Acquisition, Site Survey, Environmental Transaction Screen/NEPA , Geotechnical Report, and FAA Survey Services described in Exhibits A-4 through A-8.

"Site Zoning Milestone" means completing to the satisfaction of Client all Zoning and Building Permit Services described in Exhibits A-9 and A-10.

"Site Construction Milestone" means completing to the satisfaction of Client all Construction Management, Project Reporting and Project Management services described in Exhibits A-11 through A-13.

"Site Closeout Milestone" means completing to the satisfaction of Client all Closeout and documentation Services described in Exhibit A-14.

                                  EXHIBIT A-1

                                  PRE-ZONING


1. American Tower will provide for Client approval zoning classifications to be utilized in this phase of the project.

2. American Tower will identify, within the Trading Area coverage area as defined by Client, all zoning jurisdictions within the Trading Area. American Tower will obtain zoning maps and regulations for each jurisdiction, identifying all restrictions, including, but not limited to; locations, height restrictions, setback requirements, fence height restrictions, tower fall zones, and other restrictions. American Tower will obtain the names and telephone numbers of zoning and building permit contact persons.

                                  EXHIBIT A-2

                                  PRE-DESIGN


1. American Tower will identify and catalog all potential sites available to Client from site providers that previously leased space to a American Tower client (to extent consistent with American Tower's confidentiality obligations to such third parties), expressed an interest in leasing space to Client or are found in any database listing sites where collocations or communications sites are welcomed or desired ("Friendly Sites").

2. American Tower will analyze the zoning information collected in Exhibit A-1 to predetermine the most viable locations and site types within each search area based on a preliminary zoning prognosis.

                                  EXHIBIT A-3

                                SITE SELECTION

1. RF will issue a search area based on its preliminary design (such design will consider Friendly Sites).

2. RF will deliver search areas to Client, which will then issue search areas to American Tower.

3. American Tower, unless terms or Client dictate otherwise, must always give preference to sites available under Client's existing master lease agreements entered into by Client ("Master Leases"). If American Tower cannot utilize sites under Master Leases, written documentation must be provided to Client giving justification as to why sites under Master Leases cannot be used.

4. American Tower will visit each search area for the purpose of identifying candidates, catalog ALL viable candidates, prioritize the candidates, and submit the 3 most viable candidates for Client approval.

5.   A Viable Candidate is a site that meets the following criteria:

     5.1. The Candidate meets or exceeds RF design requirements based on acceptable drive tests and/or propagation model results.
     5.2. American Tower has determined that the respective property owner (s) has (have) expressed interest in entering into a lessor-leasee relationship with Client.
     5.3. American Tower has determined that the proposed site can be permitted in accordance with local ordinances within the agreed upon timeline set forth in Exhibit C.
     5.4. American Tower has determined that the proposed site is constructible and can be completed within the time limits set forth in Exhibit C.

6. American Tower will prioritize the candidates submitted based on leasing and zoning prognosis to identify the relative viability of the candidates. American Tower will not submit candidates that cannot be leased and zoned within the agreed upon timeline set forth in Exhibit C.

7. American Tower will identify a minimum of three (3) viable candidates for each search area within 20 work days after receipt of the search area from Client. American Tower shall have an additional 10 days to identify potential candidates for additional search areas if Client has delivered more than 50 search areas to American Tower within a calendar week. If three (3) such candidates are not available, American Tower will furnish to Client a written explanation of American Tower's reason(s) why unavailable.

8. American Tower will provide search area reports containing the following minimum information:

     BTA (Trading Area).
     Site name.
     Acquisition Agent.
     GPS coordinates.
     Site locale.
     Site address or exact location if address unavailable.
     4 photos taken from site (photos should be taken for a 360 degree orientation for a rooftop site).
     Name of site owner and manager and address (if applicable).
     Lessor name and address.
     Proposed monthly lease rate/purchase price/term.
     Physical data (overall structure height, height(s) available to mount antennas, space available for Client's electronic equipment, distance for coax from antennas to equipment, tower manufacturer and type, primary use of structure, etc.) Additional specifics will be required as needed by Client.
     Presence of transmitters, receivers or antennas visible in the area including operating frequencies, photographs.

     Indicate if space available is/has:

          Clean.
          phone circuits.
          ventilation.
          loading dock.
          pest infestation.
          air conditioning.
          emergency power.
          moisture/water.
          24 hrs/7 day access.
          elevator to equipment room.
          adjacent or nearby man-made or natural obstructions.
          transmitter shelter area - prepare drawings.
          describe exact dimensions and locations.
          electrical service available.
          map with street level detail showing site location.
          additional information to assist with site evaluation.

9. Client will approve or reject candidates within seven (7) calendar days or re-design a search area within fourteen (14) calendar days, at Client's option.

10. Site Selection is complete when enough candidates have been submitted with enough leasing and zoning information to allow for the designation of a primary and secondary candidate for that search area as provided in Exhibit A-4(2.2).

11. American Tower will utilize necessary resources to comply with Client's established scheduled time lines in accordance with this Agreement.

12. Notwithstanding the foregoing, upon request from American Tower, Client may modify its requirements to decrease the number of site candidates for each search area to less than three, if Client reasonably believes such reduction will facilitate the objectives of the Agreement.

                                  EXHIBIT A-4

                               SITE ACQUISITION


1.   GENERAL
     -------
     1.1. American Tower shall coordinate closely all site acquisition work with any Third Party and Client.

     1.2. American Tower shall coordinate (and attend if necessary) with owners and Client American Towers or Staff to provide site access for drive tests, RF evaluation, construction evaluations, or any other reasonable evaluation.

     1.3. American Tower shall provide an Inventory (RF Emissions Inventory), to the extent reasonably possible, of all antennas and microwave dishes on collocation sites providing the carrier, technology, number of channels, transmit and receive frequency, power, antenna gain and type. As part of this inventory American Tower shall provide a sketch locating (dimensioning) each antenna or microwave dish on the structure including rad center. American Tower is not obligated to climb any antenna support facilities or perform any tower mapping to fulfill its obligation under this Section.

2.   LEASING AND SITE ACQUISITION
     ----------------------------
     2.1. If the site is to be acquired by lease, American Tower will be responsible for securing proper execution by the site owner/landlord of the appropriate form of lease with respect to each proposed site. American Tower must use best efforts to use Client's standard forms of Master Lease Agreement, PCS Site Agreement or other lease forms to acquire rights to proposed sites and will use lease agreements provided by an owner/landlord only as a last resort. American Tower must also use best efforts to use sites available under negotiated Master Leases. American Tower will obtain and follow all negotiating guidelines provided by Client and augment and formalize those guidelines for distribution and training of Site Acquisition personnel.

     2.2. American Tower will use Client's standard form of lease Agreement as approved by Client. American Tower will pursue raw land candidates only when such candidates are a better choice from a cost and time to market prospective as defined by Client, or as a backup candidate. Search rings where there are better choice candidates (candidates better than raw land from a time to market prospective) will be removed from the scope of this Agreement and be completed under the separate Site Acquisition, Zoning and Construction Supervision Master Services Agreement, Amendment No. 1, dated September 30, 1998, between American Tower and Client.

     2.3. Client shall select one primary and one secondary candidate site per search area for which American Tower shall secure a leasehold or other ownership interest in the primary and the secondary if so requested by Client. At its sole discretion, Client may reduce the required three candidate sites per search area to one or two sites, as well as require two leasehold interests to be secured.

     2.4. American Tower shall provide a lease summary that provides a summary of all changes to Client's standard lease, all language that is not consistent with Client's standard lease in the case of an Owner lease, all business terms including but not limited to rate, escalation, access limitations and construction requirements, and a search area analysis that clearly identifies why the lease should be accepted by Client.

     2.5. American Tower shall identify and procure any additional easements or secondary ground leases needed for ingress or egress to each site.

3.   TITLE & OWNERSHIP
     -----------------
     3.1. Due diligence with respect to title of all sites to be acquired by Client (by lease, purchase or otherwise) shall be performed at the option of Client as follows:

          3.1.1. Acquire an ownership and encumbrance report ("O&E Report") from a nationally known title insurance company satisfactory to Client which sets forth the same information as required for an ALTA title insurance policy described below relating to the proposed site (to the extent ascertainable by the title company);

          3.1.2. Acquire an ALTA title insurance policy on ground leases, insuring that Client is the owner of the leasehold estate created by the lease covering the site in question, such policy to be issued by a nationally recognized title insurance company acceptable to Client and to be in such amount and to contain such exceptions to title as are satisfactory to Client in Client's sole discretion and in this regard the title insurance requirements to be followed by American Tower with respect to the insuring of the leasehold shall be substantially the same as the title insurance requirements set forth by Client.

     3.2. American Tower shall manage all title curative work identified in the title report analysis.

4.   THIRD-PARTY SERVICES
     --------------------
     4.1 Perform or coordinate with the third party to ensure that all applicable due diligence tests and studies have been performed prior to the start of site construction to determine to Client's reasonable satisfaction that the proposed site is suitable for Client's intended use, including, but not limited to:

          4.1.1 with respect to ground lease sites and vacant land sites only, soil suitability and compaction testing in accordance with Exhibits A-6 and A-7;

          4.1.2 with respect to sites where Client's electronic equipment will be located on or in existing improvements constructed prior to 1980, obtain an asbestos survey; and

     4.2 American Tower shall order, manage, receive, review, analyze, and make recommendations for Client review for title reports, environmental reports, structural reports, geotechnical reports, surveys, and other evaluations as required during the development of the site.

     4.3 American Tower shall manage the services provided by architects, engineers, environmental consultants, surveyors and other third-party contractors as may be required to carry out this component of service. All such third-party contractors shall contract directly with Client to provide their services. Client reserves the right to approve or disapprove any third-party contractors or consultants recommended by American Tower.

     4.4 American Tower shall procure and provide owner information for the purpose of site design including, but not limited to: existing drawings, deeds, zoning ordinances, zoning checklists, drawing review checklists, zoning maps, tax maps, frequency and antenna spacing information and owner limitation on the use of space.

5.   CONFIRMATIONS
     -------------
     5.1 The following shall be performed and confirmed in writing by American Tower or American Tower shall coordinate with a Third Party to perform and confirm in writing:

          5.1.1  Legal access to the site;

          5.1.2 The site will have adequate utility service available consistent with specifications provided by Client to American Tower;

          5.1.3 Necessary building permits or other required governmental approvals relating to the construction and installation of Client's equipment or other improvements at the site;

          5.1.4 No easements, conditions, restrictions, liens or other matters exist of record which negatively impact Client's ability to use the site for its intended purposes, and that there are no delinquent taxes or assessments;

          5.1.5 Properly zoned for Client's intended use or whether a zoning change or variance will be necessary;

          5.1.6 Receipt in a recordable form of a Memorandum of Lease and any Subordination and Non-Disturbance Agreements for signature by applicable parties, substantially in forms provided to American Tower by Client;

          5.1.7 That American Tower has obtained detailed construction drawings and plans and specifications for all improvements to be constructed or located upon the site;

          5.1.8 Obtain resolutions or other appropriate authorizations or consents pertaining to the due execution and delivery of the lease in question by the lessor/owner of the site.

6.   LAND PURCHASE
     -------------
     6.1.0 If the site is to be acquired by purchase, American Tower shall in addition to Sections 1 through 5 above:

          6.1.0.1 Complete all due diligence items to Client's reasonable satisfaction which are conditions to Client's purchase of a site as set forth in a purchase agreement (which is to be substantially in the form provided by Client to American Tower), including, without limitation, all requirements and conditions pertaining to title insurance, survey matters, soil testing, environmental compliance, governmental authorizations and approvals relating to the development of the site for Client's intended use of it, the availability of adequate utility service and legal access to the site, and any other matters permitted by the terms and provisions of a purchase agreement to enable Client to reasonably determine whether the site is suitable for Client's intended use of it;

          6.1.0.2 Collect from the seller of the site for delivery to Client all documents, surveys, drawings and other information pertaining to the site which the seller is required to deliver to Client pursuant to the terms of a purchase agreement;

          6.1.0.3 Provide preliminary closing statement figures to Client with respect to the purchase of the site not less than ten (10) days prior to the projected closing date; and

          6.1.0.4 Assure that all requirements of the title company with respect to the issuance of its policy of owner's title insurance are satisfied prior to the closing date, to the extent feasible, but if Client completes the purchase of a site with outstanding title requirements unsatisfied, and American Tower has so advised Client in writing thereof, then American Tower has no liability or responsibility to Client with respect to any such unsatisfied requirement.

                                  EXHIBIT A-5

                                  SITE SURVEY


1.   THE TOPOGRAPHIC SURVEY SHALL BE COMPLETED WITHIN TEN (10) BUSINESS DAYS
----------------------------------------------------------------------------
     FROM THE "NOTICE TO PROCEED". SOME SITES MAY REQUIRE A SECOND TRIP TO
     ---------------------------------------------------------------------
     STAKE OUT MONOPOLE/TOWER FOUNDATION CENTERPOINTS. ALL SURVEYS WILL PROVIDE
     ---------------------------------------------------------------------------
     SUFFICIENT INFORMATION TO COMPLETE AN ACCURATE SET OF ZONING AND
     ----------------------------------------------------------------
     CONSTRUCTION DRAWINGS AND SHALL CONFORM TO THE REQUIREMENTS OF THE
     ------------------------------------------------------------------
     MUNICIPALITY HAVING JURISDICTION.
     --------------------------------

     1.1. Meets and Bounds survey

     1.2. Prepare a boundary survey of the lease area. Show length and bearing of each line and all significant surface features. This includes natural features such as lakes, ponds, streams, rock formations, etc. Show all easements, buildings, utility lines (overhead or underground), fences, driveways, etc. Tie base area to the parcel containing lease area. Indicate total square footage area of site and acreage.

     1.3. Prepare a contour survey of the lease area. Use contour intervals of one (1) foot or as required by zoning regulations unless otherwise directed. Contour lines shall extend 25 feet beyond the boundary of the leased area in all directions or as required by zoning regulations.

     1.4. Indicate roads abutting the property with applicable rights-of-way.

     1.5. Stake center point of monopole, tower leg and guy wire anchor pier foundations.

     1.6. Stake corner of lease boundary.

     1.7. Set an elevation control point or bench mark.

     1.8. Coordinate longitude/latitude conforming to the North American Datum of 1983 (NAD83).

     1.9. Show North (true) using two points with backsight. Stake one azimuth off True North (Sector A per RF design).

     1.10 Include a title block with surveyors' name and address, telephone number, and date of survey on the drawing. The surveyor's name, address, date of map production and registered land surveyor's seal shall appear on each drawing.

     1.11 Indicate whether or not the property is located in a flood zone, and if so, show the limits of the 100-year flood hazard zone.

     1.12 Provide a 2C Certificate meeting the FAA regulations for all new structures and existing structures over 199' or where applicable to meet FAA regulations. The coordinates and elevation shall be determined for the highest point on the structure or a point determined by Client. The certificate shall include the registered land surveyor's seal.

     1.13 The surveyor shall provide three copies of the drawings on mylar or high quality bond paper and an electronic file of the drawing. The electronic file shall be in AutoCAD Release 12 or higher version.

                                  EXHIBIT A-6


                         ENVIRONMENTAL SCREENING/NEPA


1. American Tower will provide a Phase I Environmental Site Assessment or an Environmental Transaction Screen at Client's option .

     1.1. PHASE I ENVIRONMENTAL SITE ASSESSMENT (ESA)
     ------------------------------------------------

           1.1.1. Schedule: All Phase I shall be completed within ten (10) business days from "Notice to Proceed".

           1.1.2. The purpose of a Phase I ESA is to identify and define recognized environmental conditions within the range of contaminants within the scope of the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) and petroleum products. As such, the Phase I ESA satisfies one of the requirements to qualify for the innocent Companydefense to CERCLA liability: that is, the practices that constitute "all appropriate inquiry into the previous Ownership and uses of the property consistent with good commercial or customary practice," as defined in 42 USC 9601(35)(B). The ESAs will be conducted in accordance with American Society for Testing and Materials (ASTM) Standard:
                    E 1527-94 Practice for Environmental Site Assessments for Commercial Real Estate, and will consist of four components: records review, site reconnaissance, interviews, and a Phase I report. In addition, the Federal Communication Commission's (FCC) checklist for the National Environmental Policy Act (NEPA) will be completed as part of the Phase I ESA report. Each of the Phase I ESA components is discussed in the following subsections.

           1.1.3.   Records Review

                    1.1.3.1. The record review will include a review of environmental databases, physical setting sources, and historical use information. The environmental database search will include both federal and state databases to ASTM-specified radii of the site. Databases will include the National Priorities List; the Comprehensive Environmental Response, Compensation, and Liability Information System (CERCLIS); Resource Conservation and Recovery Information System (RCRIS) treatment, storage and disposal facilities and generators; Emergency Response Notification System; state list of hazardous waste sites; state landfill and/or solid waste disposal sites; state leaking underground storage tank sites (USTs); and state registered USTS. A current U.S. Geological Survey
                              (USGS) 7.5 minute topographic map will be obtained for the area in which the property is located to evaluate the physical setting. USGS or state ground water and geological maps may be obtained in some instances to provide further information. Historical use information will be obtained from the present to the property's first developed use or to 1940, whichever is earlier. Historical sources to be reviewed may include aerial photographs, fire insurance maps, property tax files, recorded land title records, USGS maps, local street directories, building department records, and zoning and land use records. In addition, records will be reviewed to determine designated wilderness areas or preserve, threatened or endangered species, Indian religious sites, flood plains, wetlands, and zoning for high intensity white lights under the National Environmental Policy Act.

          1.1.4.    Site Reconnaissance
                    -------------------

                    1.1.4.1. A site reconnaissance will be conducted to obtain information indicating the likelihood of identifying recognized environmental conditions in connection with the property. An environmental professional will visit the site and visually and physically observe the property and any structures on the property. The interiors of any structures will be inspected. The methodology used and any limitations to the observations will be documented. Uses and conditions to be evaluated include current and past use of the property and adjoining properties and surrounding area; geologic, hydrogeologic, hydrologic, and topographic conditions; structures; roads; potable water supply; sewage disposal; hazardous substances to include asbestos and petroleum products; storage tanks; odors; pools of liquid; drums; containers; polychlorinated biphenyls
                              (PCBs); heating/cooling; stains or corrosion; drains and sumps; pits, ponds, or lagoons; stained soil or pavement; stressed vegetation; solid waste; waste water; wells; and septic systems. In addition, threatened or endangered species, and wetlands will be identified during the site reconnaissance.

          1.1.5.  Interviews
          ------------------

                    1.1.5.1. An environmental professional will conduct interviews with the property owner and occupants and local government officials to obtain information indicating recognized environmental conditions in connection with the property. The information sought during the interviews will be the same as the uses and conditions to be observed during the site reconnaissance. The transaction screen questionnaire in ASTM Standard E 1528-93 Environmental Site Assessments: Transaction Screen Process will be used during the interviews. Prior to the site visit the property owner, site manager, or user will be contacted to obtain any helpful documents, such as environmental audit reports, environmental permits, registrations for storage tanks, hydrogeological or geotechnical studies, etc. Local agency officials to be contacted may include the fire department, public health department, etc.

     1.1.6.  PHASE I ESA REPORT
     --------------------------

          1.1.6.1. The report format will follow the table of contents recommended in Appendix X2 of ASTM E 1527-94, as follows:

               1.0.  Summary

               2.    Introduction

                     2.0.  Purpose
                     2.1.  Special Terms and Conditions
                     2.2.  Limitations and Exceptions to Assessment
                     2.3.  Limiting Conditions and Methodology used

               3.   Site Description

                    3.0.  Location and Legal Description
                    3.1.  Site and Vicinity Characteristics
                    3.2.  Descriptions of Structures, Roads, Other Improvements
                    3.3. Information on Environmental Liens or Specialized Knowledge
                    3.4.  Current Uses of the Property
                    3.5.  Past Uses of the Property
                    3.6.  Current and Past Uses of Adjoining Properties

               4.   Records Review

                    4.0.  Environmental Database Search
                    4.1.  Physical Setting Sources
                    4.2.  Historical Use Information
                    4.3.  Additional Record Sources

               5.   Information from Site Reconnaissance and Interviews

               5.0.  Hazardous Substances in Connection with Identified Use
               5.1. Hazardous Substance Containers and Unidentified Substance Containers
               5.2.  Storage Tanks
               5.3.  Indications of PCBs
               5.4.  Indications of Solid Waste Disposal
               5.5.  Physical Setting Analysis
               5.6.  Any Other Conditions of Concern
               5.7.  Site Plan

          6.   FCC Checklist for National Environmental Policy Act

          7.   Findings and Conclusions

          8.   Qualifications/Signatures of Environmental Professionals

     1.1.6.2 The report appendices will include the USGS map; the environmental database search report; any documentation of past use, such as property tax files and land title records; photographs; any documentation such as previous environmental reports; and copies of the ESA transaction screen questionnaire used during interviews.

     1.1.6.3 The FCC checklist for NEPA investigations will also be provided as an appendix in the Phase I ESA report. This FCC checklist will include answering the following questions:

              1. Is the proposed facility located in an officially designated wilderness area?
              2. Is the proposed facility located in an officially designated wilderness preserve?
              3.   Will the proposed facility likely affect threatened or
                   endangered species or designated critical habitats?
              4.   Will the proposed facility likely jeopardize the continued
                   existence of any proposed endangered or threatened species?
              5. Will the proposed facility likely result in the destruction or adverse modification of proposed critical habitats (as determined by the Endangered Species Act of 1973)?
              6. Will the facility affect districts, sites, buildings, structures or objects, significant in American history, architecture, archeology, engineering or culture, that are listed (or eligible for listing) in the National Register of Historic Places?
              7.   Will the facility affect Indian religious site(s)?
              8.   Is the facility located in a flood plain?
              9. Will construction of the proposed facility involve significant change in surface features (e.g., wetland fill, deforestation or water diversion)?
              10. Is the proposed facility located in a residential neighborhood and is required to be equipped with high intensity white lights (as defined by local zoning law)?

     1.1.6.4 The RF Exposure Screening Under NEPA will not be included as part of this work. Specifically the following questions will not be answered.

                    1. Will the proposed NON-ROOFTOP facility equal or exceed total power (of all channels) of 2000 Watts ERP (3280 Watts EIRP) and have antennae located less than 10 meters above ground level?

                    2. Will the proposed ROOFTOP facility equal or exceed total power (of all channels) of 2000 Watts ERP (3280 Watts EIRP)?

2. At Client's option, American Tower will oversee and cause to be performed activities required to complete the Environmental Screening requirement on radio frequency emissions to determine whether the proposed facilities are located where an operator or transmitter would cause human exposure to levels of radio frequency radiation in excess of the limits specified in Subsections 1.1310 and 2.1093, 47 C.F.R. (Applications to the FCC for construction permits, licenses to transmit or renewals thereof, equipment authorizations or modifications in existing facilities must contain a statement confirming compliance with the radio frequency limits unless the facility, operation or transmitter is categorically excluded as discussed in Subsection 1.1307. Technical information showing the basis for this statement must be submitted to the FCC upon request.) This particular Environmental Screening requirement shall be sufficient to uncover the impact or potential impact of any such jurisdictional requirements, including but not limited to, regulatory filings, hearings, approvals, and/or fees, site sampling, testing, or relocation of the site requirements.

3. American Tower agrees that the results of any and all Environmental Screening performed by sub-contractor or third party ("Third Party") shall be timely reported to Client. American Tower acknowledges that the timely reporting of such information may influence the site acquisition decision, and American Tower shall pro-actively work in good faith with Client to arrive at the optimal site acquisition decision in light of such information. American Tower agrees to seek indemnification for Client from the Third Party for any costs, including reasonable attorney fees associated with any environmental remediation, fine or other penalty imposed on Client as the direct or indirect result of Third Party's failure to detect such impact or requirement as described in this Exhibit A-6. Should American Tower not obtain this indemnification for Client in American Tower/Third party agreement, American Tower agrees to indemnify Client for any costs, including reasonable attorney fees associated with any environmental remediation, fine or other penalty imposed on Client as the direct or indirect result of Third party's failure to detect such impact or requirement as described in this Exhibit A-6.

                                  EXHIBIT A-7

                              GEOTECHNICAL REPORT


American Tower through a Third Party will obtain Geotechnical report for applicable land sites.

1.0. GEOTECHNICAL INVESTIGATIONS
--------------------------------
     1.0.1. Geotechnical Investigations shall be completed within ten (10) business days from "Notice to Proceed". Geotechnical investigations, testing, and reporting will allow tower foundation design by others including but not limited to the following:

     1.0.2.  Written report shall include the following:
             .   Site Identification number
             .   Site Address
             .   Project description
             .   Purpose and scope of service
             .   Site description and local geography
             .   Seismicity (if applicable)
             .   Subsurface conditions
             .   Groundwater information
             .   Site map of boring area
     1.0.3.  Tower Data should include but not be limited to:
             .   Assumed tower foundation type
             .   Recommended tower foundation types
             .   Ultimate end bearing pressure
     1.0.4.  Soil Data should include but not be limited to:
             .   The depth in which each sample is based
             .   Resistivity Test (list type of test and conditions at test site
             .   Composition of soil at depths
             .   Soil unit weight (pcf) moist and submerged
             .   Friction angle (deg)
             .   Cohesion (ksf)
             .   Ultimate side friction (ksf)
             .   Shear strength (psf)
             .   Modulus of subgrade reaction (pci)
             .   50% strain value
             .   Ground water depth
             .   Topsoil/Pavement depth
             .   Maximum frost depth
             .   Passive pressure (psf)

1.0.3.  RECORD OF SUBSURFACE EXPLORATION
----------------------------------------

        .    One 40 foot boring per site with sampling at 5-foot intervals with
             Split Spoon Sampling and Thin Wall tubes in representative samples of cohesive materials.
        .    No rock coring required
        .    Laboratory testing consisting of gradations and Atterberg limits on representative materials. Strength tests limited to unconfined compressive tests on representative cohesive materials.

                                  EXHIBIT A-8


                                  FAA SURVEY


1. FAA Survey to be coordinated and tracked by RF or as otherwise specified by Client.

2. American Tower is responsible to verify the completion of the survey, review the report, and advise Client of approval or "not applicable" status prior to a construction Notice To Proceed.

                                  EXHIBIT A-9


                                    ZONING


1. American Tower will upon identification of a primary candidate, develop and continuously manage a relationship with the appropriate zoning authorities and potential community and jurisdictional opposition groups to eliminate zoning hearing surprises and ensure timely zoning approval of the site.

2. American Tower will represent Client at planning commission, review board, city council, historical commission, and any other entity necessary to secure zoning approvals and building permits.

3. American Tower will prepare and submit all zoning applications and appeals with required drawings, and other related materials and obtain any required zoning approval.

4. American Tower will attend all required hearings and represent Client at Client's request.

5. American Tower will determine needed compliance with any subdivision regulations for purchased sites.

6. American Tower will involve legal counsel only in zoning situations in which Client agrees legal representation is warranted.

7. American Tower will secure zoning approval as evidenced by the jurisdictions required documentation to the extent required to successfully request and have a building permit issued to the Client's construction management contractor. American Tower will provide a determination in writing, in the event the jurisdiction does not provide evidence of approval.

8. American Tower will provide a written zoning strategy for Client's prior approval for any site or group of sites where there is significant potential for strong opposition or rejection. The zoning strategy will include an estimate of cost for all required expert testimony and legal counsel.

9. American Tower will be excused from obligations set forth in this Exhibit A-9 to provide a zoning permit that will result in a building permit upon fulfilling the following requirements:

     . American Tower has in good faith attempted to procure such permits and to no fault of American Tower, the jurisdiction has refused permitting or otherwise prevented a permit from being issued, or the site cannot be leased.

     . American Tower has diligently pursued the site and met the zoning submission timeline consistent with the zoning approval forecast identified in Exhibit C, or the site cannot be leased.

     . There is no site in the search area that can be permitted as defined in the jurisdiction's ordinance or such site that can be permitted can not be leased.

     . American Tower no longer has sufficient work available in the applicable Trading Area to warrant in-market resources as agreed by Client and American Tower.

     . A minimum of 18 months has elapsed since the release of search areas to American Tower.

     . A written request to be excused from the requirements of Exhibit A-9 has been provided by American Tower to Client. Such written request will provide a complete list of all RF acceptable sites in the search area along with a chronology of contacts and a detailed disposition of each site (why they cannot be zoned or leased).

9. American Tower will staff at American Tower's expense an M.I.S. graphics specialist and provide the necessary associated equipment to prepare photo simulations. Photo simulation will be a critical tool in obtaining landlord and zoning approval.

                                 EXHIBIT A-10

                                BUILDING PERMIT

 American Tower shall apply for, coordinate/track and obtain building permit.

                                 EXHIBIT A-11

                            CONSTRUCTION MANAGEMENT

1. PRE-CONSTRUCTION PLANNING

   1.1. In support of the pre-construction planning requirements, American Tower will complete the following activities:

   1.2. Conduct construction feasibility assessments with all applicable contractors to assess construction costs, identify potential problems, and develop the most efficient design for each of Client's sites. Coordinate the production and review of all construction drawings to comply with Client's specifications and requirements.

   1.3. Coordinate and manage new service requests, field surveys and the installation of power and telephone service to manage the delivery of new utility service on time and in compliance with Client's specifications. Act as a liaison with local building jurisdictions to expedite and obtain construction permits, answer questions and provide additional information as required. Client will provide the necessary power of attorney or other authorization for American Tower to obtain power on Client's behalf if required by the power company. Client will also assist American Tower in setting up an escrow account to expedite power delivery if required by the power company.

   1.4. Qualify and select Construction subcontractors. Develop and deliver request for quotation packages, perform pre-bid meetings (bid walks) with Construction subcontractors, and systematically evaluate the responses. Each subcontractor is required to participate in a thorough qualification process during which American Tower will verify, through review of relevant documents that each is fully insured and has obtained all required local, state and federal licenses and certifications. Review safety programs and records, references and the financial viability of any subcontractor. Coordinate subcontractor selection activities with Client.

   1.5. At Client's request and additional expense (i) procure materials and supplies from wireless industry suppliers and manufacturer and (ii) implement a customized inventory management system, designed to effectively control material orders and their distribution.

   1.6. Provide Material takeoff, expediting, and warehousing support as required by Client.

   1.7. Develop a Master Construction Plan that includes a detailed schedule for each of Client's sites. American Tower shall continuously monitor and update to ensure compliance with project milestones.

   1.8. Coordinate with Client to minimize, to Client's satisfaction, the use of the same contract labor or contractors to build the sites.

2. CONSTRUCTION EXECUTION

   2.1. In support of construction execution, American Tower will:

   2.2. Conduct pre-construction meetings with subcontractors, property managers and utility service providers to ensure that construction objectives, property owner concerns and site specific requirements are understood and agreed upon by all parties involved in the buildout of Client's network.

   2.3. Provide supervision of all construction activities to minimize disruption to property owners, to adhere to construction specifications and standards, and complete construction in compliance with Client construction schedule.

3. QUALITY ASSURANCE

   3.1. As part of its quality assurance services, American Tower will:

   3.2. Conduct a thorough quality assurance inspection upon completion of each site, ensuring that each of Client's punch list items are resolved within 48 hours.

   3.3. Coordinate and attend site inspections with all local building department representatives.

   3.4. Prepare detailed as-built drawings that accurately reflect the installation at each site.

   3.5. Close out each site by compiling and providing Client with a comprehensive site completion package. This package will create an historical record of everything related to the construction of the site and includes, without limitation, site identification data, construction permit documentation, material reconciliation construction test results, site photographs and as-built drawings.

                                 EXHIBIT A-12

                               PROJECT REPORTING

American Tower will provide Client with weekly information regarding the progress of the work. A list of the tasks that must be reported is found in the matrix below and next to it a definition of the task and the abbreviation of the site specialist responsible for reporting the task. This information will be put into a format acceptable to Client. Each status report must include all the following items as they have changed during that reporting interval. Next to each task must be included the date it was completed or the expected date of completion. Intervals for information reporting will be established by Client Project Manager in the market.


          MILESTONE & TASK REPORTING RESPONSIBILITIES AND DEFINITIONS
          -----------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
MILESTONE/TASK NAME    MILESTONE/ TASK DESCIPTION                                    RESPONSIBILITY      MILESTONE
-------------------    --------------------------                                    --------------      ---------
-------------------------------------------------------------------------------------------------------------------
RELEASE SEARCH AREA    The date that Search Area has been issued by Client to             CLIENT
                       American Tower.
-------------------------------------------------------------------------------------------------------------------
CANDIDATE IDENTIFIED   The date that the Site Acquisition has submitted a SITE              SA               A
                       CANDIDATE APPROVAL FORM for 3 viable candidates to Client
                       Project Management and the RF group.
-------------------------------------------------------------------------------------------------------------------
RF APPROVAL            The date that the RF Engineer determines that the                    RF               A
                       Candidate in question will provide the coverage needed
                       for this search area.
-------------------------------------------------------------------------------------------------------------------
PRIMARY DESIGNATED     The date that the best candidate for the search area has           CLIENT             A
                       been selected. The Primary site is the site that is
                       intended to be the site that Client builds.
-------------------------------------------------------------------------------------------------------------------
TECH. TEAM VISIT       The date that the team of RF, Site Acquisition, Zoning,            SA, RF,            B
                       Construction and Interconnect meet at the site to Plan             PZ, CM
                       the site design, determine the location of ALL equipment
                       and utility runs and create a site sketch.
-------------------------------------------------------------------------------------------------------------------
LEASE PROCESS          This date incorporates the entire lease process from                 SA               A
                       beginning to end. The completion date for this task is
                       when the Primary Lease is fully executed by Landlord and
                       Client, all easements are obtained, secondary landowner
                       leases are fully executed and any other site license
                       requirements have been obtained.
-------------------------------------------------------------------------------------------------------------------
STRUCTURAL             This is the date when all structural evaluations and                 CM               C
                       engineering has been completed, allowing for all
                       construction documents to be completed which includes all
                       requirements for building permits and bidding purposes.
-------------------------------------------------------------------------------------------------------------------
SURVEY                 The date of the land survey being completed. In this                 CM               C
                       case,

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                            surveys will only be conducted on raw land sites.
-------------------------------------------------------------------------------------------------------------------
ENVIRONMENTAL               This includes the date of completion of all environmental         CM            C
                            analysis such as Transaction Screens, Phase I's, NEPA,
                            Asbestos studies, Wetland studies and RF Emission studies.
-------------------------------------------------------------------------------------------------------------------
GEOTECH                     Geotechnical study of soil completed for foundation               CM            C
                            design.
-------------------------------------------------------------------------------------------------------------------
FAA & AM STUDIES            Date of the Airspace study program run and FAA filing             RF
                            completed if required, and the Evaluation, re-tuning and
                            re-evaluation required to locate antennas on an AM
                            transmission site.
-------------------------------------------------------------------------------------------------------------------
ZONING DRAWINGS             The date that the Drawings for Zoning applications have           CM            C
                            been completed.
-------------------------------------------------------------------------------------------------------------------
APPLICATION DEADLINE        The deadline date for turning in the application which            PZ            C
                            initiates the process of putting the project on the
                            hearing board's calendar in the jurisdiction.
-------------------------------------------------------------------------------------------------------------------
ZONING APPLICATION          The date that the ZONING APPLICATION has actually been            PZ            C
SUBMITTED                   submitted to the jurisdiction.
-------------------------------------------------------------------------------------------------------------------
HEARING DATE                Actual date of the HEARING for that site in the                   PZ            C
                            jurisdiction.
-------------------------------------------------------------------------------------------------------------------
POWER ORDERED               The date that first contact has been made to the                  CM            D
                            electrical utility for ordering power to the site.
-------------------------------------------------------------------------------------------------------------------
TOWER ORDER AND DELIVERY    This is the start date that the TOWER ORDER (monopole,            CM            D
                            etc.) is placed from the tower manufacturing company, and
                            the finish date that the tower is delivered.
-------------------------------------------------------------------------------------------------------------------
FOUNDATION DESIGN ORDER &   This is the start date that the FOUNDATION DESIGN is              CM            D
DELIVERY                    ordered from the tower manufacturing company, and the
                            finish date that the FOUNDATION DESIGN is delivered.
-------------------------------------------------------------------------------------------------------------------
CONSTRUCTION DRAWINGS       The start and finish dates for the start and completion           CM            D
                            of the CONSTRUCTION DRAWINGS.
-------------------------------------------------------------------------------------------------------------------
ZONING APPROVAL             The date of the completion of the ZONING APPROVAL process         PZ            C
                            with all documents required (resolution, etc.) that
                            enable the building permit to be applied for or obtained.
                            The start date for this task is the day of the hearing
                            (if applicable).
-------------------------------------------------------------------------------------------------------------------
TELCO ORDERED               The date of the first contact with the TELCO service              IC            D
                            provider for the site.
-------------------------------------------------------------------------------------------------------------------
OBTAIN PERMITS              The finish date for this task is the date that ALL                CM            D
                            construction permits for the site have been approved. The
                            start date for this task is the date that the first
                            permit is applied for.  The finish date for this task is
                            the date the last
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                            permit is received
-------------------------------------------------------------------------------------------------------------------
NTP TO GC                   The date that the NOTICE TO PROCEED has been issued to            CM            D
                            the General Contractor. The  is the document that gives
                            the General Contractor permission to enter the site and
                            begin construction.
-------------------------------------------------------------------------------------------------------------------
CONSTRUCTION START          This is the date that the General Contractor starts               CM            D
                            construction at the site.
-------------------------------------------------------------------------------------------------------------------
ANTENNA SYSTEM              The finish date for this task is the date that the                CM            D
                            antenna system installation is complete and ready for
                            testing. The start date for this task is the first day of
                            construction.
-------------------------------------------------------------------------------------------------------------------
POWER COMPLETE              The finish date for this task is the date that all                CM            D
                            electrical wiring is complete and the power utility has
                            installed the power to the site. The start date for this
                            task is the first day of construction.
-------------------------------------------------------------------------------------------------------------------
SUBSTANTIAL COMPLETION      This is the date that the General Contractor has                  CM            D
                            substantially Completed the work at the site. This does
                            not include punch list or clean up items. In order for a
                            site to be substantially complete all items that enable
                            the site to go into service must be complete.
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
TELCO ACCEPTANCE            This is the date that the TELCO service provider has                IC
                            completed their installation and testing of T 1 service
                            and the conduits needed to bring service from the DEMARK
                            to the BTS are installed. There must be a complete
                            circuit from the BTS to the Switch.
-------------------------------------------------------------------------------------------------------------------
VENDOR INTEGRATE SITE       This is the date that the Equipment Vendor (Ericsson or            CLIENT
                            Nortel) have completed the installation of the BTS and
                            integrated it into the Switch. The start date for this
                            task will be the day that the vendor installs the BTS.
-------------------------------------------------------------------------------------------------------------------
RF OPTIMIZATION             This is the date that the RF group completes the RF                 RF
                            optimization of the site after it is transmitting signal.
-------------------------------------------------------------------------------------------------------------------
ON AIR                      This is the date that the site is transmitting signal and          CLIENT
                            the site is ready for on air service.
-------------------------------------------------------------------------------------------------------------------

LEGEND    SA = Site Acquisition    RF = RF Engineering    PZ = Planning & Zoning
     CM = Construction Management    IC = Interconnect Engineering (Client)
In addition to the items listed above, American Tower is required to provide to Client core site data, such as the site address. A list of this core site data will be provided upon American Tower entering the market. Additional items to report may be added to the above list as reasonably determined necessary by Client.

                                 EXHIBIT A-13


                              PROJECT MANAGEMENT


1.   American Tower will provide the following services:

     1.1. Develop and implement a thorough deployment plan which tracks all activities associated with site acquisition and construction management for each Site. The deployment plan will clearly articulate schedule dependencies and critical path elements, identify the allocation of resources, and update regularly to reflect the actual deployment.

     1.2. Implement a quality assurance program which, ensures that all activities are performed to the highest quality standards.

     1.3. Utilize a comprehensive cost accounting system which, will include, at a minimum, procedures for conducting financial transactions, financial tracking and management, and comprehensive financial reporting.

     1.4. Implement a comprehensive relational database that allows single entry and sharing of all project data. Reporting capabilities must be developed to accommodate any reasonable Client request.

     1.5. Implement comprehensive reporting mechanisms so that detailed site progress is tracked on a daily basis and complete reports are provided when required by Client.

     1.6. Implement a comprehensive filing system which, ensures that all relevant site information is organized and available. Utilize electronic means whenever possible.

     1.7. Manage and coordinate interactions among site acquisition, zoning and other disciplines and construction management and other disciplines involved in the system deployment (e.g., RF engineering, network engineering, marketing). Ensure that both formal and informal communications among these disciplines are effective and in the best interest of Client.

                                 EXHIBIT A-14


                            CLOSEOUT DOCUMENTATION

Upon completion of the project, compile and produce a file, binder or comparable package for each site, containing the following minimum information as applicable to each site.

     1.   Original Lease/Purchase Agreement

     2.   Recorded Memorandum of Lease

     3.   Original Easements

     4.   Site Candidate Report with Photo's

     5.   Site Survey

     6.   Geotechnical Report

     7.   Environmental Report with Client approval

     8.   Structural Analysis

     9.   Title Report, Insurance Policy and other curative documentation

     10.  FAA consultant study

     11.  FAA approval

     12.  Zoning Approval and Use Permit

     13.  FCC Tower Registration

     14. List of all sub-contractors, vendors and A/E trades used on the site, with contact names, address and telephone numbers listed for each.

     15. Test reports for concrete, grounding systems and other construction related items

     16. Stamped tower and tower foundation drawings along with tower design calculations

     17.  Stamped equipment shelter plans (if used)

     18.  Antenna system sweep test results

     19.  Site construction progress photographs

     20. Full lien waivers for all materials and labor used to construct the site

     21.  Warranties on work, equipment, materials, etc. used on the project.

     22.  All project correspondence

     23.  Building Permit Sign-Off

     24.  Original "Permitted" Drawings

     25.  Earth Compaction Test  (If Applicable)

     26.  Manufacturer Warranties, Guarantees And Manuals   (If Applicable)

     27. As-Built Drawings, Submit the field set of red-lines, which would include all red-lines made during construction. Verify that all Superintendents are marking up the "For Construction" set each and every day. At a minimum these drawings should dimensionally locate all underground conduit and/or conductor lines from permanently located objects or benchmarks, including lengths of runs between turns, bends, pull boxes, etc. and lateral dimensions from existing lines and/or critical objects (tanks, buildings, fences, etc.).

     28. Prior to final application for payment, turn over to a Client representative a copy of signed receipt for all keys to locked doors, panels, gates, etc., all properly tagged and organized.

     29.  Final waiver of lien for all Services under this Agreement.

                                   EXHIBIT B


1.   MILESTONE SERVICES

     Upon completion to the satisfaction of Company of the Milestone Services set forth in Section 1 below, and as indicated in Exhibit A-12, Contractor will receive the milestone rates below for sites withdrawn in accordance with Section
8.02 (b).

     Milestone Services                 Milestone Rate
     ------------------                 --------------
A.    Site Selection                        $3,000
B.    Site Acquisition                      $4,333
C.    Site Zoning                           $6,566
D.    Site Construction                     $7,334

2.   EXPENSES

     2.1. Included Expenses

          2.1.1. The following expenses are included in the Milestone Rates set forth above:

                  2.1.1.1.  Travel and living

                  2.1.1.2.  Field expenses for maps

                  2.1.1.3.  Deeds and film development

                  2.1.1.4.  Cellular phones/pagers

                  2.1.1.5.  Cellular/paging service

                  2.1.1.6.  Vehicles

                  2.1.1.7. Office equipment, including computers and copiers (if additional copiers are required beyond what is provided by Company)

                  2.1.1.8. Office rent (if additional space is required beyond what is provided by Company); office supplies; overnight mail and telephone service.


2.2. Excluded Expenses


     2.2.1. The following expenses shall be considered expenses payable by Company and in are addition to the Milestone Rates set forth above.

             2.2.1.1. Any and all construction materials used in the construction of the Sites:

             2.2.1.2. Any and all construction subcontractor cost including, but not limited to, cable and antenna contractors, electricians, and tower erectors;

             2.2.1.3.  Architectural and electrical drawings;

             2.2.1.4.  Azimuth verification surveys;

             2.2.1.5.  Blueprint reproduction.

             2.2.1.6.  Building inspection fees;

             2.2.1.7.  Cable sweeps and other technical tests;

             2.2.1.8. Purchase price for real estate acquisition and easement rights;

             2.2.1.9.  All municipal filings, permit and inspection fees;

             2.2.1.10. Delivery costs for all materials;

             2.2.1.11. Engineering services;

             2.2.1.12. Federation Aviation Administration study and analysis;

             2.2.1.13. Floodway investigation;

             2.2.1.14. Independent inspection agencies;

             2.2.1.15. Legal support and expert witness fees for zoning hearings;

             2.2.1.16. Option fees for leases, lease options, purchase
                       agreements and purchase agreement options;

             2.2.1.17. Environmental Study including soil compaction,
                       engineering and other inspections of the property required or reasonably deemed necessary to provide a thorough due diligence review of the project;

             2.2.1.18. survey;

             2.2.1.19. Soils tests and reports, including Geotechnical testing;

             2.2.1.20. Structure loading study and analysis for towers, rooftops, water tanks, billboards and signs, and other similar facilities expected to contain PCS equipment;

             2.2.1.21. Appraisals, title reports and title insurance premiums;
                       and

             2.2.1.22. Tower/foundation design information.

             2.2.1.23. GIS mapping.


3. TIME AND MATERIALS. The following rates will be used for work not included in the milestone rates in Section 1 or Included Expenses in Section 2.1.


 3.1.  Project Manager                     $ 110/hour
 3.2.  Site Acquisition Manager            $ 90/hour
 3.3.  Construction/Development Manager    $ 70/hour
 3.4.  In-house Attorney                   $ 150/hour
 3.5.  Site Acquisition Specialist         $ 60/hour
 3.6.  Paralegal                           $ 60/hour
 3.7.  Zoning Manager                      $ 70/hour
 3.8.  Zoning Assistant                    $ 50/hour
 3.9.  Project tracking                    $ 30/hour
3.10.  Administrative Assistant            $ 25/hour
3.11.  Site Acquisition Specialist         $ 70/hour

4.   INVOICES

     4.1. Contractor will submit invoices on the first of each month for Milestone Services completed during the prior month. Such invoices must be on the format provided to Contractor by Company. Accompanying the written invoice shall be an electronic invoice on templates provided to the Contractor by Company, structured to facilitate electronic interface to Company's financial accounting systems.

     4.2. Contractor may submit invoices upon reaching the following:

          4.2.1. Milestone A . Upon Submission of candidate sheets. If no candidate is found to be acceptable, then Contractor will supply additional candidates at no additional charge until on is found or RF redesigns the search area.

          4.2.2. Milestone B.  Upon submission of lease on primary candidate.

          4.2.3. Milestone C. Upon submission of zoning application. If Contractor is unable to acquire zoning approval, then Contractor will zone another candidate at no additional charge.

          4.2.4. Milestone D. Upon submission for building permit. If Contractor does not complete construction on previously agreed upon completion date, Contractor will pay a $1,000 per week penalty for every week late after first being given written notice of being late and a 15 day right to cure. Penalty will be retroactive to the date of notice, if not cured. Force majure events will extend the due date.

     4.3. Company will make payments for all amounts due hereunder within 30 days of receipt of invoice less any payments in dispute which will be payable within 30 days of resolution of such dispute. Contractor shall be entitled to assess a 3/4 of 1 % per month late fee on all outstanding invoices properly issued, aged over 45 days and not in dispute.

                                   EXHIBIT C
                                   ---------

                                   SCHEDULE


THIS PAGE WILL BE REPLACED WITH MILESTONE DELIVERY DATES FOR SITE SELECTION, LEASING (SITE ACQUISITION WORK ITEM A-4(2), SITE ZONING, BUILDING PERMIT, CONSTRUCTION START AND CONSTRUCTION COMPLETE FOR EACH SITE WITHIN 21 CALENDAR DAYS OF THE RELEASE OF SEARCH AREAS TO AMERICAN TOWER..

---------------------------------------------------------------------------------------------
SITE        SITE        SITE           SITE       BUILDING     CONSTRUCTION     CONSTRUCTION
NUMBER      SELECTION   ACQUISITION    ZONING     PERMIT       START            COMPLETE
                                                                                (SUBSTANTIAL
                                                                                COMPLETION)
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

                                  EXHIBIT C-1


                                   BASE PLAN

The attached base plan represents the Milestones, tasks, and logic that Client will use to manage and report progress on this project. Although individual site plans will vary, the attached represents an average duration for cell site development.

                                  EXHIBIT C-2


                              AVERAGE CYCLE TIMES


FOLLOWING IS A LIST OF MAXIMUM AVERAGE CYCLE TIMES THAT WILL BE ACHIEVED BY AMERICAN TOWER (AND CLIENT AS INDICATED) FOR ALL ASSIGNED SITES:

------------------------------------------------------------------------------------------------------
CYCLE                                                            MAXIMUM AVERAGE CYCLE TIME
------------------------------------------------------------------------------------------------------
Final zoning drawings                                 15 work days from Tech Team Visit
------------------------------------------------------------------------------------------------------
Final Construction drawings (with Zoning)             25 work days from Tech Team Visit
------------------------------------------------------------------------------------------------------
Final Construction drawings (no Zoning)               15 Work Days From Tech Team Visit
------------------------------------------------------------------------------------------------------
Lease Execution (signed by both parties)              60 work days after release of search area
------------------------------------------------------------------------------------------------------
CLIENT Approval, conditional approval  or rejection   5 work days after submission by American Tower
 of candidates
------------------------------------------------------------------------------------------------------
CLIENT Acceptance or rejection of friendly sites      15 work days after submission by American Tower
------------------------------------------------------------------------------------------------------
Final signoff of lease when terms are acceptable by   5 work days
 Client
------------------------------------------------------------------------------------------------------
Surveys, environmentals, geotechs, structurals and    10 work days after tech team visit
 other engineering services
------------------------------------------------------------------------------------------------------
Construction Start to Construction Complete           20 work days
------------------------------------------------------------------------------------------------------
Zoning resolution to construction permitted           5 work days
------------------------------------------------------------------------------------------------------
Primary Site Selection to Tech Team Visit             5 Work days
------------------------------------------------------------------------------------------------------
Zoning start to zoning finish (hearing)               60 work days
------------------------------------------------------------------------------------------------------
Zoning start to zoning finish (no hearing)            15 work days
------------------------------------------------------------------------------------------------------
Sac identify and submit 3 candidates                  20 work days after receipt of search area.
------------------------------------------------------------------------------------------------------
Title Reports                                         10 work days from release
------------------------------------------------------------------------------------------------------

                                  EXHIBIT C-4
                                  -----------

                                   PERSONNEL


AMERICAN TOWER WILL PROVIDE THE FOLLOWING MINIMUM PERSONNEL AT LOCATIONS
------------------------------------------------------------------------
ACCEPTABLE TO CLIENT.
---------------------

--------------------------------------------------------------------------------
TITLE                                                  NAME
--------------------------------------------------------------------------------
PROJECT DIRECTOR
--------------------------------------------------------------------------------
PROJECT MANAGER
--------------------------------------------------------------------------------
PROJECT COORDINATOR/PLANNER/EXPEDITOR
--------------------------------------------------------------------------------
LEASING  MANAGER
--------------------------------------------------------------------------------
ZONING MANAGER
--------------------------------------------------------------------------------
LEASING AGENTS (SITE ACQUISITION SPECIALISTS)
 [1 FOR EVERY 8 SITES]
--------------------------------------------------------------------------------
ZONING SPECIALIST [1 FOR EVERY 12 SITES,
 BASED ON SCHEDULE OF ZONING PHASE]
--------------------------------------------------------------------------------
ADMINISTRATIVE SUPPORT [ 1 FOR EVERY 25 SITES]
--------------------------------------------------------------------------------
PARALEGAL
--------------------------------------------------------------------------------
ATTORNEY
--------------------------------------------------------------------------------
CONSTRUCTION MANAGER
--------------------------------------------------------------------------------
AE MANAGER W/ ADMIN AND TECHNICIAN
--------------------------------------------------------------------------------
CONSTRUCTION SUPERINTENDENTS [1 FOR EVERY 8
 SITES]
--------------------------------------------------------------------------------
UTILITY COORDINATOR (TELCO & POWER)
--------------------------------------------------------------------------------
PROCUREMENT COORDINATOR (MTL TAKEOFF & ORDER)
--------------------------------------------------------------------------------
CONSTRUCTION CONTRACT ADMINISTRATOR
--------------------------------------------------------------------------------
CONSTRUCTION COORDINATOR
--------------------------------------------------------------------------------
ENGINEER FOR DRAWINGS REVIEW
--------------------------------------------------------------------------------
PERMIT EXPEDITOR
--------------------------------------------------------------------------------
DATABASE ADMINISTRATOR
--------------------------------------------------------------------------------

                                  EXHIBIT C-5


                     ORGANIZATION CHART AND STAFFING PLAN


THIS PAGE WILL BE REPLACED WITH AMERICAN TOWER'S ORGANIZATION CHART AND STAFFING PLAN WITHIN 5 CALENDAR DAYS OF AGREEMENT EXECUTION DATE.

                                   EXHIBIT D


                                  A. PURPOSE

The purpose of these Site Standards is to create a quality site installation. These standards are to be in effect for each site at which Client has equipment in, on or at the site and at which Client has a right to occupy pursuant to the Agreement to which this document is an attachment.

                    B. STATE, NATIONAL, AND OTHER STANDARDS

All installations must conform with all state, national, and other regulations and the following state and national codes or any supplements, amendments or provisions which supersede them:


          a.   American National Standards Institute:
               ANSI/EIA-222F Structural Standards for Steel Antenna Towers and Antenna Supporting Structures

          b.   FAA Regulations:
               Vol.  XI, Part 77 Objects Affecting Navigable Airspace
               Advisory Circular Obstruction Marking and Lighting AC 70/7460 Advisory Circular High Intensity Obstruction Lighting Systems AC 150/5345-43, FAA/DOD Specifications L-856

          c.   FCC Rules and Regulations:
               Code of Federal Construction, Marking and Lighting of Antenna Regulations Title 47 Structures Chapter I, Part 17

          d.   National Electrical Code

          e. Building Officials and Code Administrators International, Inc. Basic National Building Code
               Basic National Mechanical Code
               State Building Code

          f.   National Fire Protection Association
               Code 101 - Life Safety
               Code 90A - Air Conditioning and Ventilating Systems Code 110 - Emergency and Standby Power Systems

          g.   State Fire Safety Code

          h.   OSHA
               Safety and Health Standards (29 CFR 1910) General Industry Subpart R Special Industries
               1910.268 Telecommunications
               1926.510 Subpart M Fall Prevention

          i) Ericsson Radio Systems Inc., Technical Document, RBS Engineering, Security Level S2, Site Grounding Standards, EUS/E931931.TEC, Revision B, May 23, 1995, or latest revision


          j)   Triton Construction Standards.